                                                                    Exhibit 10.3


                       [WATERPIK TECHNOLOGIES, INC. LOGO]


                             PERFORMANCE SHARE PLAN
                                 25 October 2000

PLAN CONCEPT

The Performance Share Plan ("PSP") is designed to reward senior executives ("Participants") for the achievement of a pre-specified goal: three-year aggregate earnings per share.

ELIGIBILITY AND PARTICIPATION

Eligibility for the PSP is intended to be restricted to Participants whose actions most directly affect the long-term success of the Company. Participation will be determined based on nomination by the Chief Executive Officer and approval by the Personnel and Compensation Committee. The three categories of Participants include:

            ----------------------------------------------------------
                                                   Target Opportunity
                                                   As a Percent
             Participants                          Of Salary (Per AIP)
            ----------------------------------------------------------
             President & CEO                               60%

             Other Corporate Officers                     40-45%

             Senior Segment Executives                    20-30%
            ----------------------------------------------------------

CALCULATION OF TARGETED PERFORMANCE SHARE AWARD

The awards will be in cash and stock options. The cash award will be equal to the Annual Incentive Plan (AIP) target percentage times the Participant's annual base salary at the end of the three-year performance period.

The PSP stock option award will be equal to the annual stock option for each participant grant. The annual stock option award sizes are determined by the CEO for the corporate executives, and derived from salary/job band levels for segment executives.

EXAMPLE OF SEGMENT VP MARKETING

Base Salary:                        $150,000
AIP Target:                         30%
PSP Target Cash Award:              $45,000
Annual Stock Option Award:          5,000
PSP Stock Option Award:             5,000

The Committee may expand the positions eligible to participate in the PSP at any time prior to the beginning of the second fiscal quarter of the three-year Performance Period.

VESTING

Stock options will vest ratably at the end of calendar years three, four and five. If the financial target is met, vesting will accelerate on February 15th of the year following the three-year measurement period.

PERFORMANCE PERIOD

Performance will be measured over three fiscal years of the Company, with a new three-year Performance Period established every three years.

PERFORMANCE MEASUREMENT

Performance will be measured based on aggregate earnings per share for the three-year period. Shares outstanding as presented in the Strategic Plan 2001-2003 will be adjusted for the actual shares issued in the required equity offering.

At the beginning of each Performance Period, a matrix will be established and submitted for approval by the Committee. This matrix will be used to determine the number of options to which the Participants are entitled. The cash award will be calculated in a manner consistent with the Annual Incentive Plan with a maximum incentive equal to 200 percent of the target award.

NON-TRANSFERABILITY

Performance Share Options are non-transferable.

FORM OF PAYMENT

Cash payments will be made as soon as practicable following the approval of the award amounts by the Committee.

DEFERRAL OF AWARD

Participants will have the right to defer up to 100 percent of their cash payout under the Performance Share Plan as per the Deferred Compensation Plan in effect at the time. Deferral elections must be made by the end of the first year of the three-year Performance Period.

TERMINATION OF EMPLOYMENT

If a Participant terminates employment for any reason, the unvested options and cash award will be forfeited, unless deemed otherwise by the Committee.



                                       2